Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of PowerShares Exchange-Traded Fund Trust:

In planning and performing our audit of the financial statements of each of the Portfolios listed in Appendix A (each a portfolio of PowerShares Exchange-Traded Fund Trust, hereinafter referred to as the "Funds") as of and for the year ended April 30, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of PowerShares Exchange-Traded Fund Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
Chicago, IL
June 23, 2016



Appendix A


PowerShares DWA NASDAQ Momentum Portfolio
PowerShares Dynamic Market Portfolio
PowerShares FTSE RAFI US 1000 Portfolio
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio
PowerShares Dynamic Biotechnology & Genome Portfolio PowerShares Dynamic Building & Construction Portfolio PowerShares Dynamic Energy Exploration & Production Portfolio PowerShares Dynamic Food & Beverage Portfolio
PowerShares Dynamic Leisure and Entertainment Portfolio PowerShares Dynamic Media Portfolio
PowerShares Dynamic Networking Portfolio
PowerShares Dynamic Oil & Gas Services Portfolio
PowerShares Dynamic Pharmaceuticals Portfolio
PowerShares Dynamic Retail Portfolio
PowerShares Dynamic Semiconductors Portfolio
PowerShares Dynamic Software Portfolio
PowerShares Aerospace & Defense Portfolio
PowerShares CleantechTM Portfolio
PowerShares DWA Momentum Portfolio
PowerShares Global Listed Private Equity Portfolio PowerShares Golden Dragon China Portfolio
PowerShares S&P 500 BuyWrite Portfolio
PowerShares S&P 500 Quality Portfolio
  (formerly, PowerShares S&P 500 High Quality Portfolio) PowerShares Water Resources Portfolio
PowerShares WilderHill Clean Energy Portfolio
PowerShares WilderHill Progressive Energy Portfolio PowerShares Buyback AchieversTM Portfolio
PowerShares Dividend AchieversTM Portfolio
PowerShares Financial Preferred Portfolio
PowerShares High Yield Equity Dividend AchieversTM Portfolio PowerShares International Dividend AchieversTM Portfolio PowerShares Dynamic Large Cap Growth Portfolio
PowerShares Dynamic Large Cap Value Portfolio
PowerShares Russell 2000 Equal Weight Portfolio
PowerShares Russell 2000 Pure Growth Portfolio
PowerShares Russell 2000 Pure Value Portfolio
PowerShares Russell Midcap Equal Weight Portfolio
PowerShares Russell Midcap Pure Growth Portfolio
PowerShares Russell Midcap Pure Value Portfolio
PowerShares Russell Top 200 Equal Weight Portfolio PowerShares Russell Top 200 Pure Growth Portfolio
PowerShares Russell Top 200 Pure Value Portfolio
PowerShares Zacks Micro Cap Portfolio
PowerShares DWA Basic Materials Momentum Portfolio PowerShares DWA Consumer Cyclicals Momentum Portfolio PowerShares DWA Consumer Staples Momentum Portfolio PowerShares DWA Energy Momentum Portfolio
PowerShares DWA Financial Momentum Portfolio
PowerShares DWA Healthcare Momentum Portfolio
PowerShares DWA Industrials Momentum Portfolio
PowerShares DWA Technology Momentum Portfolio
PowerShares DWA Utilities Momentum Portfolio
PowerShares NASDAQ Internet Portfolio